Exhibit 99.1

2018 Annual Meeting of Shareholders June 19, 2018

Cautionary Note Regarding Forward-Looking Statements 2 To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this presentation, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation, amortization (including non-cash impairment charges), and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) on a consolidated basis is provided on pages 14 -15. Leverage ratio Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters. Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac). Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects. Reference to “Cdn$” and “Canadian dollars” are to the lawful currency of Canada and references to “$”, “US$” and “U.S. dollars” are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated.

3 (a) Assumes $100 million of debt repayments in 2018 (b) Excludes unamortized discounts and deferred financing costs (c) See page 2 of this presentation for definition Expect to repay another ~$67 million of debt by YE 2018, for a total of approximately $100 million in 2018 Leverage ratio expected to move higher by YE 2018 (due to lower Projected Adjusted EBITDA), but we expect continuing debt repayment to move it back below 4x by YE 2019 Strengthening Balance Sheet ($ millions) $161 million reduction since last year’s Annual Meeting Total net reduction in consolidated debt since YE 2013 of more than $1 billion High 4x $1,876 $1,755 $1,019 $997 $971 $846 $810 $747 9.5 6.9 5.7 5.6 5.4 3.3 3.2 4.8 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 YE 2013 YE 2014 YE 2015 YE 2016 3/31/2017 YE 2017 3/31/2018 Proj. YE 2018 (a) Consolidated debt (millions) (b) Leverage ratio (c)

4 Reduction has been driven by debt repayment as well as re-pricings of our term loan and revolver Since last year’s Annual Meeting, we successfully re-priced these facilities twice, to 300 basis points over LIBOR (had been 500); these re-pricings will save $41 million over the remaining terms of the facilities Reducing Cash Interest Payments (a) ($ millions) (a) Consolidated debt only $169 $130 $127 $100 $71 $72 $45 $42 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2013 2014 2015 2016 2017 Proj. 2018 Refinancing Transaction Costs Cash Interest Payments

5 (US$) Since last year’s Annual Meeting: Repaid Piedmont debt in full ($55 million) in October 2017, eliminating only 2018 bullet maturity Refinanced majority of 2019 convertible debentures, leaving only $19 million (US$ equivalent) remaining Five-Year Debt Repayment Profile (a) ($ millions) (a) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. (b) Revolver has an April 2022 maturity; currently no borrowings outstanding. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.2893. (b) $67 $74 $116 $92 $88 $19 $0 $20 $40 $60 $80 $100 $120 $140 Rest of 2018 2019 2020 2021 2022 Bullet maturity Amortization

6 Projected Debt Balances through 2022 (a) ($ millions) Expect to reduce our debt by more than half in the next five years Majority of that will be repaid from operating cash flows Will result in lower cash interest payments and lower leverage ratios (a) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.2893. $853 $784 $690 $574 $483 $397 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 3/31/2018 Actual YE 2018 YE 2019 YE 2020 YE 2021 YE 2022

7 Approximate 60% reduction from 2013 level Reduced Corporate Overheads ($ millions) General and Administrative Expenses + Development Expenses $54 $45 $32 $23 $22 $22 $0 $10 $20 $30 $40 $50 $60 2013 2014 2015 2016 2017 Proj. 2018

Capital Allocation 8 Piedmont Debt Repayment $54.6 million project-level debt maturing in August 2018 Chose to repay in full in October 2017 using discretionary cash 8.1% interest rate; annual interest cost savings of $4.4 million Plant generates $9 to $10 million of annual Project Adjusted EBITDA Plant now making cash distributions to us Power Purchase Agreement (PPA) with an A-rated counterparty runs to 2032 Helps to underpin our long-term cash flows Equity Repurchases under Normal Course Issuer Bid (NCIB) (a) Repurchased Cdn$9.0 million of preferred shares - Average discount to par of approximately 37% - Post-tax cash-on-cash return of approximately 10 – 11% Repurchased 3.6 million common shares - Total investment of $7.7 million - Average price of $2.11 per share - Represents significant discount to Company’s estimates of intrinsic value per share Significant Uses of Discretionary Cash Since 2017 Annual Meeting As of 3/31/18, Company had $205 million of total liquidity, including approximately $32 million of discretionary cash (a) From 2017 Annual Meeting (June 20, 2017) through May 31, 2018

Commercial Update: Progress Despite Challenging Conditions 9 Power market environment remains a challenging one in which to renew expiring PPAs Despite these challenging conditions, our commercial team had a number of significant accomplishments in 2017 and 2018 to date: Negotiated revised terms of final year of two PPAs in Ontario - Together with OEFC settlement, resulted in much higher Project Adjusted EBITDA and operating cash flow in 2017 Reached long-term contractual arrangement for Nipigon plant (Ontario) - Returning plant to operation in November 2018 - Reduces operating risk; may result in improved economics - No change to expiration date (December 2022) In process of returning Tunis plant (Ontario) to service next quarter under new 15-year PPA Reached agreement on short-term extensions for Williams Lake (BC) and Kenilworth (NJ) Executed new seven-year power contracts for three San Diego facilities - Incremental investment would have generated excellent returns - However, PPAs are unlikely to go into effect as we have not been able to obtain lease extensions with the Navy for the three sites Obtained greater operating flexibility at Piedmont, which improved project economics

Commercial Update: Financial Impact 10 Impact of 2017-2018 PPA expirations and short-term extensions Reduction of approximately $100 million to 2018 Project Adjusted EBITDA relative to 2017 level Guidance for 2018 Project Adjusted EBITDA is $170 million to $185 million But: Fewer PPA expirations in next several years Two in 2019 (Williams Lake, Kenilworth), two in 2020 (Oxnard, Calstock), none in 2021 Average remaining contract term 6.75 years Approximately two-thirds of 2018 Project Adjusted EBITDA is from projects with PPAs expiring after 2022 And: Debt and leverage continue to decline Debt continues to be repaid, more quickly than EBITDA falls due to expiring PPAs - Leverage ratios continue to trend lower after 2018 Cash interest payments also decline as a result of debt repayment - Impact on operating cash flow of expiring PPAs is less than on Project Adjusted EBITDA

Appendix 11 TABLE OF CONTENTS Page Power Projects and PPA Expiration Dates 12 Improved Shareholder Alignment 13 Non-GAAP Disclosures 14-15

AtlanticPower Corporation

Power Projects and PPA Expiration Dates

Year0	Project	Location	Type	Economic Interest	Net MW	Contract Expiry
2019	Williams Lake	B.C.	Biomass	100%	66	6/2019 [(a)]
	Kenilworth	New Jersey	Nat. Gas	100%	29	9/2019
2020	Oxnard	California	Nat. Gas	100%	49	4/2020
	Calstock	Ontario	Biomass	100%	35	6/2020
2021	*none expiring*					
2022	Manchief	Colorado	Nat. Gas	100%	300	4/2022 [(b)]
	Moresby Lake	B.C.	Hydro	100%	6	8/2022
	Frederickson	Washington	Nat. Gas	50.15%	125	8/2022
	Nipigon	Ontario	Nat. Gas	100%	40	12/2022
2023	Orlando	Florida	Nat. Gas	50%	65	12/2023
2024	Chambers	New Jersey	Coal	40%	105	3/2024
2025 and beyond	Mamquam	B.C.	Hydro	100%	50	9/2027 [(c)]
	Curtis Palmer	New York	Hydro	100%	60	12/2027 [(d)]
	Cadillac	Michigan	Biomass	100%	40	6/2028
	Piedmont	Georgia	Biomass	100%	55	9/2032
	Tunis	Ontario	Nat. Gas	100%	40	[(e)]
	Morris	Illinois	Nat. Gas	100%	177	12/2034
	Koma Kulshan	Washington	Hydro	49.8%	6	12/2037

[(a)] May be extended to Sept. 2019 at BC Hydro's option. [(b)] Public Service Co. of Colorado has option to purchase Manchief in either May 2020 or May 2021. [(c)] BC Hydro has an option to purchase Mamquam in Nov. 2021 and every five years thereafter. [(d)] Expires at the earlier of Dec. 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to Dec. 2027. [(e)] 15-year contract commences before June 2019.

12

Improved Shareholder Alignment 13 Recent Share Purchases by Insiders Since last year’s Annual Meeting, management and directors have purchased approximately 158,000 shares Average price of $2.28 per share Since May 2015, insiders have purchased nearly 1.8 million shares Average price of $2.32 per share Represents an investment of personal funds totaling $4.1 million Increased Share Ownership Requirements CEO: Minimum of 5x base salary, up from 3x EVPs: Minimum of 3x base salary, up from 2x SVPs: Minimum of 2x base salary; no requirement previously Directors: Minimum of 3x total compensation; previously had been 3x base cash compensation Increased share ownership further ensures that interests of Board and management are aligned with shareholders

AtlanticPower Corporation

Bridge of 2018 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities

($ millions)

Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors.

Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.

	2018 Guidance (as of 3/1/18)	2017 Actual
Project Adjusted EBITDA	**$170 - $185**	**$288.8**
Adjustment for equity method projects [(a)]	(2)	(6.4)
Corporate G&A expense	(22)	(23.6)
Cash interest payments	(45)	(72.0)
Cash taxes	(4)	(4.4)
Other	-	(13.2)
Cash provided by operating activities	**$95 - $110**	**$169.2**

Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil.

2018 Planned Uses of Cash Provided by Operating Activities:

- Term loan repayments $90
- Project debt repayments ~$10
- Preferred dividends ~$8
- Capital expenditures ~$1

The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.

[(a)] Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects

14

Non-GAAP Disclosures (FY 2017 and FY 2016) Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies. 15 $ millions, unaudited Twelve months ended December 31, 2017 2016 Net loss attributable to Atlantic Power Corporation ($98.6) ($122.4) Net income attributable to preferred share dividends of a subsidiary company 5.6 8.5 Net loss ($93.0) ($113.9) Income tax benefit (58.1) (14.6) Loss from operations before income taxes (151.1) (128.5) Administration 23.6 22.6 Interest expense, net 64.2 106.0 Foreign exchange (gain) loss 16.3 13.9 Other income, net (0.4) (3.9) Project (loss) income ($47.4) $10.1 Reconciliation to Project Adjusted EBITDA Depreciation and amortization $133.2 $133.5 Interest expense, net 19.2 10.9 Change in the fair value of derivative instruments (2.1) (37.9) Other income, net (1.2) (0.3) Impairment 187.1 85.9 Project Adjusted EBITDA $288.8 $202.2